UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report December 10, 2007

(Date of earliest event reported)

DENTSPLY INTERNATIONAL INC

(Exact name of Company as specified in charter)

Delaware	0-16211	39-1434669
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania 17405

(Address of principal executive offices) (Zip Code)

(717) 845-7511

(Company's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arragements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

(e)	The following information is furnished pursuant to Item 5.02(e)

On December 10, 2007, the Board of Directors approved a Nonqualified Deferred Compensation Plan. This Dentsply Supplemental Savings Plan ("Plan") is the name that Dentsply has selected for its non-qualified, “Top Hat” deferred compensation plan. The purpose of the Plan is to provide select members of the management of Dentsply International Inc. ("Dentsply" or the "Company"), including all of the named executive officers, an opportunity to defer up to fifty percent of their based salary and one hundred percent of their earned bonuses. Participation is restricted to a select group of management employees, as determined annually by the Company. The Company will maintain a listing of the eligible employees. The Company will notify eligible employees of their eligibility in writing. Participation is voluntary. Participants must elect to enroll each year that they are eligible to participate.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Exhibits:

No exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY INTERNATIONAL INC

(Company)

/s/ Brian M. Addison

Brian M. Addison

Vice President, Secretary and

General Counsel

Date: December 10, 2007